Exhibit 107

Calculation of Filing Fee Tables

S-3
(Form Type)

Viemed Healthcare, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, no par value
	Other	Warrants
	Other	Subscription Receipts
	Other	Units
	Unallocated (Universal) Shelf (1)	—	Rule 457(o)	—	—	$150,000,000	.00011020	$16,530(2)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$150,000,000		$16,530
	Total Fees Previously Paid							$12,980
	Total Fee Offsets							$12,980
	Net Fee Due							$3,550

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Viemed Healthcare, Inc.	S-3	333-248573	September 3, 2020		$12,980	—	Common Shares, Warrants, Subscription Receipts and Units	(2)	$100,000,000
Fee Offset Sources	Viemed Healthcare, Inc.	S-3	333-248573		September 3, 2020						$12,980(2)

(1)
The securities registered consist of $150,000,000 of an indeterminate number or amount of Common Shares, Warrants, Subscription Receipts and Units of Viemed Healthcare, Inc., as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $150,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities registered hereunder and listed in the “Newly Registered and Carry Forward Securities” table above as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and listed in the “Newly Registered and Carry Forward Securities” table above.

(2)
This registration statement includes unsold Common Shares, Warrants, Subscription Receipts and Units of Viemed Healthcare, Inc. (the “Unsold Securities”) with an aggregate offering price of $100,000,000 that were previously covered by registration statement file no. 333-248573 initially filed on September 3, 2020 (the “Prior Registration Statement”). Pursuant to Rule 457(p) of the Securities Act of 1933, the registrant is offsetting the registration fee due under this registration statement by $12,980, which represents the registration fee previously paid with respect to $100,000,000 of unsold securities previously registered on the Prior Registration Statement